Exhibit 99.1

ADIENT

PRESS RELEASE
Feb. 7, 2023

Adient reports improved Q1 financial results; reaffirms FY2023 outlook

- Q1 GAAP net income and EPS diluted of $12M and $0.13 respectively; Q1 Adj.-EPS diluted of $0.34
- Q1 Adj.-EBITDA of $212M, up $66M y-o-y
- Strong quarter end cash and total liquidity of $901M and $1.9B, respectively, at December 31, 2022
- Commitment and progress towards building a sustainable future laid out in Adient's recently published 2022 Sustainability Report. See page 3 for more details.

FY 2023 Q1 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,699M**	**$114M**	**$12M**	**$0.13**
vs. Q1 22	6%	*NM*	*NM*	*NM*
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$135M**	**$212M**	**$33M**	**$0.34**
vs. Q1 22	*NM*	45%	*NM*	*NM*

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"The team remains focused -- executing actions within its control -- while navigating through various external obstacles that continue to weigh on the industry. This unrelenting focus paired with world-class seating solutions further positions the company for sustained success."
— Doug Del Grosso, President and Chief Executive Officer

FY23 PROGRESSING AS EXPECTED – SUCCESSFULLY NAVIGATING FAMILIAR OBSTACLES

A modestly improved operating environment combined with the execution of "self-help" initiatives, which include successful commercial recoveries for increased input costs, supported y-o-y earnings growth in Q1FY23. Adient's Q1FY23 Adj.-EBITDA totaled $212M, up $66M compared to Q1FY22. Adj.-EBITDA and margin excluding equity income totaled $185M and 5.0%, respectively. Although certain external headwinds have begun to trend in a positive direction (i.e., steel costs and impact of foreign exchange), other persistent external challenges such as the resurgence of COVID-19 in China, supply chain shortages (resulting in customer production disruptions), and labor inflation/availability, continue to place downward pressure on the industry and Adient's near-term results. Despite the challenging environment, Adient remains focused on navigating through the current obstacles and lessening their impact to ultimately drive earnings, margin and FCF growth in FY23 vs. FY22.

CASH AND LIQUIDITY

Underpinned by y-o-y earnings growth and a continued focus on cash conservation, Adient's cash and cash equivalents totaled $901M at Dec. 31, 2022 (total liquidity of ~$1.9B). As FY23 progresses, Adient continues to expect positive cash generation for the year, supported by earnings growth and the company's unrelenting focus on cash management.

COMMITTED TO A SUSTAINABLE FUTURE

ADIENT
2022
Sustainability Report

Adient's commitment to building a sustainable future is solidly on track. In early 2023, the company published its 2022 Sustainability Report, highlighting hundreds of sustainability projects at its facilities around the globe. Among other achievements noted are the reduction of Adient's Scope 1 and Scope 2 carbon emissions compared to 2019 and certification of the company's near-term science-based emissions reduction targets by The Science Based Targets initiative (SBTi). See additional details and links on page 3 of this release.

ADIENT CONTINUES TO GARNER CUSTOMER AND INDUSTRY RECOGNITION

In the first quarter of FY23, Adient received industry and customer recognition in a variety of areas, including two diversity awards - Automotive News Champion of Diversity and a Great Lakes Women's Business Council's "Best in Class" Excellence in Supplier Diversity Award. Adient's APAC team was awarded FAW-VW After-sales Quality Outstanding Supplier, FAW-VW Foshan Quality Outstanding Partner and GAMC Top 10 Excellent Supplier in the quarter. In addition, Adient's EMEA organization has been certified as a "Top Employer 2023." The certification by the Top Employer Institute is based on a survey covering six areas such as People Strategy, Work Environment, Talent Acquisition, Learning, Diversity and Inclusion and Wellbeing. In the Americas, Adient supplied complete seats or components to each of the vehicles recently announced as winners of the 2023 North American Car and Truck of the Year.

> *"Adient's global teams executed well despite the challenging operating environment, delivering improved y-o-y financial results. Adient's solid operational execution combined with an intense focus on cash management enabled the company to finish the quarter with total liquidity of about $1.9B, including a strong cash balance of $901M."*
>
> *— Jerome Dorlack, Executive Vice President and Chief Financial Officer*

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q1 23	Q1 22	Q1 23	Q1 22	Q1 23	Q1 22
$69M	$9M	$28M	$43M	$138M	$114M

Americas: For the quarter, the y-o-y increase was driven by improved volume and mix, net material margin performance (including benefits associated with our restructured JV pricing agreement), and lower SG&A. Partially offsetting these benefits were increased non-ocean freight costs as well as labor inflation.

EMEA: For the quarter, the y-o-y decrease was driven by increased utilities and labor inflation, net commodity costs, non-ocean freight, and to a lesser extent engineering and FX. These headwinds were partially offset by improved net material margin performance, improved launch and ops waste, and lower SG&A.

Asia: For the quarter, the y-o-y increase was driven by improved volume and mix, net material margin performance, lower engineering spend, and to a lesser extent, improved freight costs. These benefits were partially offset by the impact of currency movements, increased launch costs, increased SG&A, and lower equity income (lower JV volumes and restructured JV pricing agreement).

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q1 23	Q1 22
OPERATING CASH FLOW	$44M	$(14)M
CAPITAL EXPENDITURES	$(61)M	$(60)M
FREE CASH FLOW	$(17)M	$(74)M

	12/31/22	9/30/22
CASH & CASH EQUIVALENTS	$901M	$947M
TOTAL DEBT*	$2,640M	$2,578M
NET DEBT	$1,739M	$1,631M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
*Increase in gross debt at 12/31/22 vs. 9/30/22 driven by appreciation of Euro to USD and its direct impact on Adient's 2024 3.5% Euro notes

Q1 KEY OPERATING METRICS

		Q1 23	Q1 22	
SALES	CONSOLIDATED	$3,699M	$3,480M	Q1FY23 consolidated revenues up 6% as improved volumes were partially offset by currency movements.
SALES	UNCONSOLIDATED	$976M	$1,208M	Q1FY23 unconsolidated sales decreased 20% (or 9% when adjusting for FX).
	ADJUSTED EQUITY INCOME*	$27M	$34M	Q1FY23 equity income decreased as a result of lower volumes at our unconsolidated entities in China and the restructured JV pricing agreement executed in Q4FY22.
	ADJUSTED INTEREST EXPENSE*	$41M	$47M	In line with company expectations given Adient's debt and cash position.
	ADJUSTED INCOME TAX EXPENSE*	$37M	$25M	Adjusted income tax expense in line with expectation given the geographic composition of earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2023 OUTLOOK

Consolidated sales	**~$15.0B** prior: ~$14.7B	Interest expense	**~$160M** no change
Adj.-EBITDA	**~$850M** no change	Cash tax	**~$90M** no change
Adj. Equity income (included in Adj.-EBITDA)	**~$70M** prior: ~$90M	Capital expenditures	**~$300M** no change
		Free cash flow	**~$200M** no change

FY23 guidance updated to reflect Adient's YTD results through Dec. 31, 2022 and current market conditions (including revised production forecast and the positive impact of FX on sales and Adj.-EBITDA). Consistent with expectations heading into FY2023, the company continues to forecast earnings, margin and FCF growth in FY23 vs. FY22, supported by an improving operating environment and benefits associated with self-help initiatives.

Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Creating a sustainable future together

Adient progresses on it sustainability journey

Diversity Equity Inclusion

ADIENT RELEASES SUSTAINABILITY REPORT

The details of Adient's many ongoing ESG initiatives — as well as our fiscal year 2022 accomplishments — are included in our recently published 2022 Sustainability Report. Read the report here.

The report highlights how Adient is:

> Reducing its scope 1 and 2 absolute greenhouse gas emissions -- including exercises to identify conservation opportunities, equipment and facility upgrades, and employee awareness campaigns

> Implementing innovative seat solutions including sustainable materials and processes in its metals, plastics, foam, trim and complete seat products that promote a circular economy and help Adient's OEM customers meet their sustainability goals

> Enforcing policies and practices that protect human rights in accordance with the UN Global Compact — and encouraging its suppliers to adopt similar business practices

> Advancing diversity, equity and inclusion (DE&I) through employee training opportunities, inclusive hiring and employee-development processes, employee-led business resource groups, and numerous community outreach initiatives

SBTi APPROVES ADIENT'S NEAR-TERM EMISSIONS REDUCTIONS TARGETS

SCIENCE BASED TARGETS
DRIVING AMBITIOUS CORPORATE CLIMATE ACTION

We're also proud that this quarter, Adient gained certification from The Science Based Targets initiative (SBTi). The SBTi validated the company's near-term science-based emissions reduction targets, which reaffirm our commitment to reducing greenhouse gas emissions toward the goal of limiting global warming to 1.5 degrees Celsius. Read more here.

LEADERS IN DE&I

BRIDGEWATER INTERIORS

In addition, Adient continues to believe having a diverse and inclusive work environment is necessary to ensure the company reaches its highest potential. For more than two decades, the company has been involved in a successful diverse joint venture with Detroit-based Bridgewater Interiors. The company was founded in 1998 as a joint venture between Epsilon Technologies and Johnson Controls Inc. (whose automotive division became Adient in 2016). "We are particularly proud that this forward-thinking, unique joint venture has stood the test of time, continues to grow, and remains a very viable venture for our customers," said Doug Del Grosso, Adient President and CEO. Del Grosso and Bridgewater President and CEO Ron Hall recently discussed this partnership on The Michigan Opportunity podcast. Listen here.

Additional information about Adient's corporate sustainability efforts, including our 2022 Sustainability Report, is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 30 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward- looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and COVID lockdowns in China and their impact on regional and global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity availability and prices, the company's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, the ability of Adient to achieve its ESG-related goals, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 22, 2022, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward- looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2022	2021
Net sales	$3,699	$3,480
Cost of sales	3,468	3,307
Gross profit	231	173
Selling, general and administrative expenses	138	162
Restructuring and impairment costs	7	4
Equity income (loss)	28	33
Earnings (loss) before interest and income taxes	114	40
Net financing charges	41	50
Other pension expense (income)	9	(1)
Income (loss) before income taxes	64	(9)
Income tax provision (benefit)	31	21
Net income (loss)	33	(30)
Income attributable to noncontrolling interests	21	24
Net income (loss) attributable to Adient	$12	$(54)

Diluted earnings (loss) per share	$0.13	$(0.57)

Shares outstanding at period end	95.4	94.8
Diluted weighted average shares	95.9	94.6

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,	September 30,
(in millions)	2022	2022
Assets
Cash and cash equivalents	$901	$947
Accounts receivable - net	1,755	1,852
Inventories	972	953
Other current assets	459	411
Current assets	4,087	4,163

Property, plant and equipment - net	1,419	1,377
Goodwill	2,128	2,057
Other intangible assets - net	463	467
Investments in partially-owned affiliates	306	286
Assets held for sale	5	11
Other noncurrent assets	865	797
Total assets	$9,273	$9,158

Liabilities and Shareholders' Equity
Short-term debt	$13	$14
Accounts payable and accrued expenses	2,736	2,818
Other current liabilities	669	669
Current liabilities	3,418	3,501

Long-term debt	2,627	2,564
Other noncurrent liabilities	674	673
Redeemable noncontrolling interests	45	45
Shareholders' equity attributable to Adient	2,192	2,073
Noncontrolling interests	317	302
Total liabilities and shareholders' equity	$9,273	$9,158

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
(in millions)	2022	2021
Operating Activities
Net income (loss) attributable to Adient	$12	$(54)
Income attributable to noncontrolling interests	21	24
Net income (loss)	33	(30)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	69	75
Amortization of intangibles	12	13
Pension and postretirement benefit expense (benefit)	9	1
Pension and postretirement contributions, net	(3)	(5)
Equity in earnings of partially-owned affiliates, net of dividends received	(16)	(32)
Derivative loss on the 2021 Yanfeng Transaction	—	3
Deferred income taxes	(1)	(3)
Non-cash restructuring and impairment charges	—	7
Equity-based compensation	8	10
Other	(3)	2
Changes in assets and liabilities:
Receivables	167	(175)
Inventories	22	26
Other assets	(47)	—
Restructuring reserves	(27)	(24)
Accounts payable and accrued liabilities	(191)	104
Accrued income taxes	12	14
Cash provided (used) by operating activities	44	(14)
Investing Activities
Capital expenditures	(61)	(60)
Sale of property, plant and equipment	15	11
Settlement of derivatives	—	(30)
Business acquisitions	(6)	—
Proceeds from business divestitures	3	731
Other	(1)	—
Cash provided (used) by investing activities	(50)	652
Financing Activities
Increase (decrease) in short-term debt	—	(6)
Increase (decrease) in long-term debt	2	—
Repayment of long-term debt	(2)	(2)
Debt financing costs	(7)	—
Dividends paid to noncontrolling interests	(50)	(59)
Share based compensation and other	(12)	(12)
Cash provided (used) by financing activities	(69)	(79)
Effect of exchange rate changes on cash and cash equivalents	29	—
Increase (decrease) in cash and cash equivalents	$(46)	$559

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2022	2021
Net Sales
Americas	$1,724	$1,498
EMEA	1,182	1,230
Asia	821	784
Eliminations	(28)	(32)
Total net sales	$3,699	$3,480

	Three Months Ended December 31,
(in millions)	2022	2021
Adjusted EBITDA
Americas	$69	$9
EMEA	28	43
Asia	138	114
Corporate-related costs (1)	(23)	(20)
Restructuring and impairment costs (2)	(7)	(4)
Purchase accounting amortization (3)	(12)	(14)
Restructuring related charges (4)	(3)	(1)
Adjustment to nonconsolidated partially-owned affiliates (8)	1	—
Stock based compensation	(8)	(10)
Depreciation	(69)	(75)
Other items (5)	—	(2)
Earnings (loss) before interest and income taxes	114	40
Net financing charges	(41)	(50)
Other pension income (expense)	(9)	1
Income (loss) before income taxes	$64	$(9)

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended December 31,
(in millions, except per share data)	2022	2021
Income available to shareholders
Net income (loss) attributable to Adient	$12	$(54)

Weighted average shares outstanding
Basic weighted average shares outstanding	95.1	94.6
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	0.8	—
Diluted weighted average shares outstanding	95.9	94.6

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended December 31, 2021 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended December 31,
	2022			2021
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,699	$—	$3,699	$3,480	$—	$3,480
Cost of sales (6)	3,468	(1)	3,467	3,307	(1)	3,306
Gross profit	231	1	232	173	1	174
Selling, general and administrative expenses (7)	138	(14)	124	162	(15)	147
Restructuring and impairment costs (2)	7	(7)	—	4	(4)	—
Equity income (loss) (8)	28	(1)	27	33	1	34
Earnings (loss) before interest and income taxes (EBIT)	114	21	135	40	21	61

Memo accounts:
Depreciation			69			75
Equity based compensation			8			10
Adjusted EBITDA			$212			$146

Net financing charges (9)	41	—	41	50	(3)	47
Other pension expense (income) (12)	9	(8)	1	(1)	—	(1)
Income (loss) before income taxes	64	29	93	(9)	24	15
Income tax provision (benefit) (10)	31	6	37	21	4	25
Net income (loss) attributable to Adient	12	21	33	(54)	18	(36)
Diluted earnings (loss) per share	0.13	0.21	0.34	(0.57)	0.19	(0.38)
Diluted weighted average shares	95.9	—	95.9	94.6	—	94.6

Appendix

Segment Performance:

	Three months ended December 31, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,724	$1,182	$821	$(28)	$3,699

Adjusted EBITDA	$69	$28	$138	$(23)	$212

Adjusted EBITDA margin	4.0%	2.4%	16.8%	N/A	5.7%

	Three months ended December 31, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,498	$1,230	$784	$(32)	$3,480

Adjusted EBITDA	$9	$43	$114	$(20)	$146

Adjusted EBITDA margin	0.6%	3.5%	14.5%	N/A	4.2%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended December 31,
(in millions)	2022	2021
Adjusted EBITDA	$212	$146

Adjusted Equity Income	27	34

Adjusted EBITDA Excluding Adjusted Equity Income	$185	$112
% of Sales	5.0%	3.2%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended December 31,
	2022			2021
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$64	$31	48.4%	$(9)	$21	nm
Adjustments (10)	29	6	20.7%	24	4	16.7%
As adjusted	$93	$37	39.8%	$15	$25	nm

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended December 31,
(in millions)	2022	2021
Net income (loss) attributable to Adient	12	(54)
Restructuring and impairment costs	7	4
Purchase accounting amortization (3)	12	14
Restructuring related charges	3	1
Pension mark-to-market and curtailment/settlement (gain)/loss (12)	8	—
Adjustment to nonconsolidated partially-owned affiliates (8)	(1)	—
Derivative loss on Yanfeng transaction (9)	—	3
Other items (5)	—	2
Impact of adjustments on noncontrolling interests (11)	(2)	(2)
Tax impact of above adjustments and other tax items (10)	(6)	(4)
Adjusted net income (loss) attributable to Adient	$33	$(36)

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings (loss) per share.

	Three Months Ended December 31,
	2022	2021
Diluted earnings (loss) per share as reported	$0.13	$(0.57)
Restructuring and impairment costs	0.07	0.04
Purchase accounting amortization (3)	0.12	0.15
Restructuring related charges	0.03	0.01
Pension mark-to-market and curtailment/settlement (gain)/loss (12)	0.08	—
Adjustment to nonconsolidated partially-owned affiliates (8)	(0.01)	—
Derivative loss on Yanfeng transaction (9)	—	0.03
Other items (5)	—	0.02
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (10)	(0.06)	(0.04)
Adjusted diluted earnings (loss) per share	$0.34	$(0.38)

Appendix

The following table presents calculations of net debt:

	June 30,	September 30,
(in millions)	2022	2022
Cash and cash equivalents	$901	$947
Total short-term and long-term debt	2,640	2,578
Net debt	$1,739	$1,631

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2022	2021
Cash provided (used) by operating activities	$44	$(14)
Capital expenditures	(61)	(60)
Free cash flow	$(17)	$(74)

The following table reconciles adjusted EBITDA excluding adjusted equity income to free cash flow:

	Three Months Ended December 31,
(in millions)	2022	2021
Adjusted EBITDA excluding adjusted equity income	$185	$112
(+) Dividend	12	2
(-) Restructuring (cash)	(30)	(24)
(+/-) Net customer tooling	(14)	2
(+/-) Trade working capital (Net AR/AP + Inventory)	46	75
(+/-) Accrued compensation	(28)	(61)
(-) Interest paid	(24)	(41)
(+/-) Tax refund/taxes paid	(20)	(8)
(+/-) Non-income related taxes (VAT)	(19)	36
(+/-) Commercial settlements	(17)	(54)
(+/-) Capitalized engineering	(25)	(5)
(+/-) Prepaids	(24)	(23)
(+/-) Other	2	(25)
Operating cash flow	44	(14)
Capital expenditures	(61)	(60)
Free cash flow	$(17)	$(74)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended December 31,
(in millions)	2022	2021
Restructuring charges	$(7)	$3
Held for sale asset adjustments	—	(7)
	$(7)	$(4)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended December 31,
(in millions)	2022	2021
Transaction costs	$(1)	$(2)
Brazil indirect tax recoveries	1	1
Other	—	(1)
	$—	$(2)

(6) The adjustments to cost of sales include:

	Three Months Ended December 31,
(in millions)	2022	2021
Restructuring related charges	$(2)	$(1)
Brazil indirect tax recoveries	1	1
Other	—	(1)
	$(1)	$(1)

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended December 31,
(in millions)	2022	2021
Purchase accounting amortization	$(12)	$(13)
Transaction costs	(1)	(2)
Restructuring related charges	(1)	—
	$(14)	$(15)

(8) The adjustments to equity income include:

	Three Months Ended December 31,
(in millions)	2022	2021
Adjustment to nonconsolidated partially-owned affiliates	$(1)	$—
Purchase accounting amortization	—	1
	$(1)	$1

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended December 31,
(in millions)	2022	2021
Derivative loss on Yanfeng transaction	$—	$(3)
	$—	$(3)

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended December 31,
(in millions)	2022	2021
Pension curtailment loss	$(2)	$—
Brazil indirect tax recoveries	—	(3)
Amortization	(2)	(2)
Other reconciling items	(2)	1
	$(6)	$(4)

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.

(12) During the three months ended December 31, 2022, Adient recorded an $8 million curtailment loss associated with employee termination benefit plans in the Americas segment.